UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2005

Captiva Software Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22292	77-0104275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10145 Pacific Heights Boulevard, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-1000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 26, 2005, our stockholders approved an increase in the number of shares of common stock authorized for issuance under our Amended and Restated 1993 Stock Option/Stock Issuance Plan by 1,000,000 shares, increasing the aggregate number of shares authorized for issuance under this plan to 4,274,852.

Additionally, on May 26, 2005, our Board of Directors approved an increase in the number of shares of common stock authorized for issuance under our 2003 Recruitment Equity Incentive Plan by 500,000 shares, increasing the aggregate number of shares authorized for issuance under this plan to 1,000,000.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 27, 2005, we completed our previously announced acquisition of SWT SA (“SWT”), a privately held France-based provider of automatic data extraction and intelligent document capture solutions and technology, pursuant to a definitive purchase agreement dated May 10, 2005. We paid approximately €14.0 million in cash, or approximately $17.6 million, and issued approximately 179,000 shares of our common stock to SWT shareholders to purchase all of the outstanding share capital of SWT. Of the total cash consideration, we deposited €1.5 million, or approximately $1.9 million, into an escrow account to secure potential future indemnification obligations of the primary selling shareholder.

The shares of our common stock issued in the transaction will not be registered under U.S. securities laws and may not be offered or sold in the U.S. absent registration or unless an applicable exemption from the registration requirements is available. In accordance with the definitive purchase agreement, we expect to file a registration statement covering the resale of the shares issued in the transaction within 120 days from May 27, 2005.

A copy of our press release announcing the completion of the acquisition of SWT is attached as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed related to Item 2.01.

(b)	Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed related to Item 2.01.

(c)	Exhibits

99.1      Press Release dated May 31, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPTIVA SOFTWARE CORPORATION

By:	/s/ Rick E. Russo
Rick E. Russo Chief Financial Officer

Date: June 2, 2005

INDEX TO EXHIBITS

99.1	Press release dated May 31, 2005